Amendment to
               MacDermid, Incorporated Special Stock Purchase Plan


WHEREAS, MacDermid, Incorporated (the "Company") has adopted the MacDermid, Incorporated Special Stock Purchase Plan (the "Plan") on November 15, 1991;

WHEREAS, the Plan was restated on November 1, 1992, amended on February 13, 1996 and further amended on April 1, 2004;

WHEREAS,  the  Company  desires  to  further  amend  the  Plan;

NOW  THEREFORE,  the  Plan  is  hereby  amended  as  follows:

1. Section 3 of the Plan is amended by hereby adding the following sentence to the end thereof:

"The Committee shall not reprice any option granted under this Plan other than in connection with a reorganization or change in the common stock as provided for under Sections 11 and 12 of the Plan."

In witness whereof, the Company has executed this amendment to the Plan on this 6th day of May, 2005.



                         MacDermid,  Incorporated


                    By:                         /s/ John L. Cordani
                         Name:                    John L. Cordani
                         Title:  Corporate Secretary and General Counsel


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 MacDermid,  Incorporated
        (Registrant)


Date:  May 6, 2005                   /s/ John L. Cordani
                       Corporate Secretary and General Counsel